Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Patrick Brennan
Mayfield Village, Ohio 44143	(440) 395-2370
http://www.progressive.com

THE PROGRESSIVE CORPORATION ANNOUNCES CONSENT SOLICITATION RELATING TO ITS 6.25% SENIOR NOTES DUE 2032 AND TENDER OFFER FOR ITS 6.70% FIXED-TO- FLOATING RATE JUNIOR SUBORDINATED DEBENTURES DUE 2067

MAYFIELD VILLAGE, OHIO – June 10, 2010 – The Progressive Corporation (“Progressive” or the “Company”) today announced that it has commenced a solicitation of consents (the “Consent Solicitation”) from holders of record on June 9, 2010 of its 6.25% Senior Notes due 2032 (the “Notes”) to terminate the Replacement Capital Covenant (the “RCC”) relating to the Notes. The RCC was granted by Progressive in June 2007 to the holders of the Notes in connection with the Company’s issuance of its 6.70% Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Debentures”). The proposed termination of the RCC requires the consent of the holders of a majority in principal amount of the Notes. The termination of the RCC is a condition to the completion of the Tender Offer, discussed below. The complete terms and conditions of the Consent Solicitation are as set forth in the Company’s Consent Solicitation Statement dated June 10, 2010 (the “Statement”) and the related Letter of Consent, to be distributed to holders of the Notes for their consideration. Holders are urged to read the Statement and Letter of Consent carefully.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on Wednesday, June 23, 2010, unless extended or earlier terminated by the Company (the “Consent Expiration Time”). If the Company receives the consent of holders of a majority in principal amount of the Notes, holders who validly deliver and do not validly revoke their consent in the manner described in the Statement by the Consent Expiration Time will be eligible to receive a consent fee of $5.00 for each $1,000 principal amount of Notes for which their consent has been delivered. Consents that have been validly delivered may be validly revoked until, but not after, the Consent Expiration Time. If the proposed termination of the RCC is approved, the termination will be binding on all holders of the Notes, including those that did not deliver their consent, and only holders validly delivering their consent will receive the consent fee.

Progressive also announced today that it has commenced an offer to purchase for cash (the “Tender Offer”) up to $350 million in aggregate principal amount of the Debentures. The aggregate outstanding principal amount of the Debentures is currently $1 billion. The complete terms and conditions of the Tender Offer are set forth in the Company’s Offer to Purchase dated June 10, 2010 and the related Letter of Transmittal, to be distributed to holders of the Debentures for their consideration. Holders are urged to read the Offer to Purchase and Letter of Transmittal carefully. The Tender Offer is not contingent on any minimum amount of Debentures being tendered, but it is contingent on our obtaining the consent of holders of the Notes to the termination of the RCC, among other conditions set forth in the Offer to Purchase. The Company plans to fund the Tender Offer with cash on hand.

Holders who validly tender and do not validly withdraw their Debentures in accordance with the terms of the Offer to Purchase will be eligible to receive the following consideration, as applicable:

•	Holders who validly tender and do not validly withdraw their Debentures at or prior to 5:00 p.m., New York City time, on Wednesday, June 23, 2010 (unless extended by Progressive in its sole discretion) (the “Early Tender Date”), will be eligible to receive total consideration of $950 per $1,000 principal amount of Debentures accepted for purchase by Progressive, which includes an early tender payment equal to $50 per $1,000 principal amount of Debentures accepted for purchase by Progressive; and

•

Holders who validly tender and do not validly withdraw their Debentures after the Early Tender Date but at or prior to the Tender Expiration Date (as defined below), will be eligible to receive tender offer consideration of $900 per $1,000 principal amount of the Debentures accepted for purchase by Progressive.

No tenders may be withdrawn after 5:00 p.m., New York City time, on Wednesday, June 23, 2010, except in limited circumstances described in the Offer to Purchase. All holders whose Debentures are tendered and accepted for payment will also receive accrued and unpaid interest up to but not including the settlement date of the Tender Offer.

The Tender Offer will expire at 11:59 p.m. on Thursday, July 8, 2010, unless extended or earlier terminated by the Company (the “Tender Expiration Date”). The Company reserves the right to increase the maximum amount of Debentures that may be repurchased under the Tender Offer. If the amount of Debentures validly tendered and not validly withdrawn at or prior to the Tender Expiration Date exceeds $350 million (or an increased maximum amount selected by the Company), the Company will accept for payment Debentures up to the maximum amount on a pro rata basis from among the validly tendered Debentures.

Copies of the Consent Solicitation Statement, the Letter of Consent, the Offer to Purchase, and the Letter of Transmittal may be obtained by holders of the applicable securities from the Information Agent for the Consent Solicitation and the Tender Offer, Global Bondholder Services Corporation, at (866) 387-1500.

Deutsche Bank Securities Inc. is the Solicitation Agent for the Consent Solicitation and the Dealer Manager for the Tender Offer. Questions regarding the Consent Solicitation or the Tender Offer may be directed to Deutsche Bank Securities Inc., at (866) 627-0391 (toll-free) or (212) 250-2955 (collect).

None of the Company, its Board of Directors, the Solicitation Agent/Dealer Manager, the Depositary, or the Information and Tabulation Agent is making any recommendations to holders of the Notes regarding whether to consent or refrain from consenting to the proposed termination of the RCC, or to holders of the Debentures as to whether to tender or refrain from tendering their Debentures pursuant to the Tender Offer. Holders must decide what actions they will take, if any.

THIS NEWS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE A SOLICITATION OF CONSENTS OR AN OFFER TO PURCHASE OR A SOLICITATION FOR ACCEPTANCE OF THE OFFER TO PURCHASE.

THE CONSENT SOLICITATION IS BEING MADE ONLY PURSUANT TO THE CONSENT SOLICITATION STATEMENT AND THE LETTER OF CONSENT THAT THE INFORMATION AGENT WILL DISTRIBUTE TO HOLDERS OF THE NOTES. HOLDERS OF THE NOTES SHOULD READ CAREFULLY THE CONSENT SOLICITATION STATEMENT AND LETTER OF CONSENT PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE CONSENT SOLICITATION, BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE CONSENT SOLICITATION.

THE TENDER OFFER IS BEING MADE ONLY PURSUANT TO THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL THAT THE INFORMATION AGENT WILL DISTRIBUTE TO DEBENTURE HOLDERS. THE HOLDERS OF THE DEBENTURES SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED LETTER OF TRANSMITTAL PRIOR TO MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION, INCLUDING THE VARIOUS TERMS OF, AND CONDITIONS TO, THE TENDER OFFER.

About Progressive

The Progressive Group of Insurance Companies, in business since 1937, is one of the country’s largest auto insurance groups, the largest seller of motorcycle policies, and a market leader in commercial auto insurance based on premiums written.

Progressive is committed to becoming consumers’ #1 choice for auto insurance by providing competitive rates and innovative products and services that meet drivers’ needs throughout their lifetimes, including superior online and in-person customer service, and best-in-class, 24-hour claims service, such as its concierge level of claims service available at service centers located in major metropolitan areas throughout the United States.

Progressive companies offer consumers choices in how to shop for, buy, and manage their auto insurance policies. Progressive offers its products, including personal and commercial auto, motorcycle, boat, and recreational vehicle insurance, through more than 30,000 independent insurance agencies throughout the U.S. and online and by phone directly from the Company. Personal auto products and prices are different when purchased directly from Progressive or through independent agencies. To find an agent or to get a quote, go to http://www.progressive.com. Progressive also has a branch that sells car insurance policies online in Australia at http://www.progressivedirect.com.au.

Forward-Looking Statement Disclaimer

This news release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding the Consent Solicitation and Tender Offer. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and the value and market price of our securities, and could cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements. Important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition, and the value and market price of our securities, are discussed in our Annual Report on Form 10-K for the year ended December 31, 2009, and in our subsequent filings with the SEC made prior to or after the date hereof. Progressive undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this news release.